UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 31, 2011 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into Material Definitive Agreement.

On May 31, 2011, through its wholly owned subsidiary USG Nevada LLC, U.S. Geothermal Inc. (the “Company”), a renewable energy company focused on the development, production and sale of electricity from geothermal energy, entered into a power purchase agreement (“PPA”) with NV Energy. The PPA contemplates the purchase by NV Energy of an annual average of up to 19.9 net megawatts from the San Emidio Geothermal Project located in Washoe County, Nevada.

The 25-year PPA anticipates the development of two electric power generation units at San Emidio. The Unit 1 power generation plant, scheduled to achieve commercial operation during the 4th quarter of 2011, is currently under construction and will replace the existing 3.6 net megawatt plant at San Emidio. Subject to successful production well development, the Unit 2 power generation plant is scheduled to be on line during the 2nd quarter of 2013. Two additional Units 3 and 4 are also planned at San Emidio after sufficient drilling has been completed to define additional reservoir production capacity.

The PPA is subject to the Public Utilities Commission of Nevada (“PUCN”) approval and is expected to be submitted to the PUCN by NV Energy within 100 days of the announcement. USG Nevada LLC is currently investigating remedies for certain existing constraints related to transmission that may limit the total output of the project to 16 net megawatts. The base contract price is subject to adjustment annually based upon a fixed annual escalator. Upon PUCN approval, the PPA will replace the current 30 year Power Purchase Agreement that was scheduled to terminate in December 2017 with Sierra Pacific Power Corp. (NV Energy) (the “Prior PPA”).

Item 7.01 Regulation FD Disclosure.

On June 1, 2011, the Company issued a press release entitled “U.S. Geothermal Signs 19.9 MW, 25 Year PPA with NV Energy for the San Emidio Nevada Project.” The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 1, 2011 entitled “U.S. Geothermal Signs 19.9 MW, 25 Year PPA with NV Energy for the San Emidio Nevada Project”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 6, 2011	the Company

	By:	/s/ Daniel Kunz
Daniel Kunz
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 1, 2011 entitled “U.S. Geothermal Signs 19.9 MW, 25 Year PPA with NV Energy for the San Emidio Nevada Project”